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                                                                    EXHIBIT 23.1



                      Consent of PricewaterhouseCoopers LLP


         We consent to the inclusion in Registration Statement (Form S-4) of our report dated March 23, 1998, on our audit of the consolidated financial statements of Maple Leaf Financial, Inc. and subsidiaries. We also consent to the reference to our firm under the caption "Experts."

/s/ PricewaterhouseCoopers LLP


Cleveland, Ohio
February 4, 1999